Exhibit 99-1
                                                                    ------------

                             N E W S R E L E A S E

                            Dixon Ticonderoga Company

        195 International Parkway Heathrow, Florida 32746 (407) 829-9000


May 13, 2004                                          Contact:

                                                      Gino N. Pala, Chairman
FOR IMMEDIATE RELEASE                                 (407) 829-9000



             DIXON TICONDEROGA REPORTS STRONG SECOND QUARTER RESULTS
             -------------------------------------------------------

HEATHROW, FL. ---- Dixon Ticonderoga Company (AMEX:DXT) today announced pro forma net income from continuing operations for its second quarter ended March 31, 2004 of $542,144 or $0.17 per basic and diluted share, compared with pro forma net income from continuing operations of $300,936 or $0.09 per basic and diluted share in the prior year quarter. Including the fiscal 2004 effects of investment banking and related costs, as well as valuation allowances for U.S. deferred tax assets, the company reported net income of $26,433 or $0.01 per share. This compares with a net loss of ($106,316) or ($0.03) per share in the prior year after the fiscal 2003 effects of restructuring and related costs and discontinued operations. Second quarter revenues rose slightly to $18,950,950 from $18,892,890 last year. Weighted average shares outstanding during the quarter were 3,202,149 (basic) and 3,227,176 (diluted) compared with 3,192,832 (basic and diluted) a year ago.
     For the fist six months of fiscal 2004, the Company reported that its pro forma net loss from continuing operations decreased to ($193,933), or ($0.06) per basic and diluted share from ($455,888) or ($0.14) per basic and diluted share in the prior year period. Including the fiscal 2004 effects of investment banking and related costs, and valuation allowances for U.S. deferred tax assets, net loss in the current year was ($853,188) or ($0.27) per share. This compares with a net loss of ($1,038,846) or ($0.33) per share in the 2003 period after the effects of debt refinancing costs, restructuring costs, other income and results of discontinued operations. Revenues in the first six months of fiscal 2004 were $34,429,570, compared with $34,762,680 a year ago. Average shares outstanding during the period were 3,202,149, compared with a 3,192,832 last year.
     Commenting on the first six months results, Chairman and Co-Chief Executive Officer Gino N. Pala said, "We are extremely pleased with the strong continued improvement of our consumer products business, particularly in the U.S., reflecting the benefits of our consolidation and cost reduction efforts over the past several years. Our company's pro forma net income from continuing operations in the second fiscal quarter and year-to-date has improved by $1 million over the past two years. As this period traditionally represents our most difficult quarters, we are encouraged that this trend of improvement will continue as we head into our back-to-school season".
     Dixon Ticonderoga Company, with operations dating back to 1795, is one of the oldest publicly held companies in the U.S. Its consumer group manufactures and markets a wide range of writing instruments, art materials and office supplies, including the well-known Ticonderoga(R), Prang(R) and Dixon(R) brands. Headquartered in Heathrow, Florida, Dixon Ticonderoga employs approximately 1,600 people at 8 facilities in the U.S., Canada, Mexico and the U.K. The company has been listed on the American Stock Exchange since 1988 under the symbol DXT.


                           Forward-Looking Statements
                           --------------------------

     Any "forward-looking" statements in this press release (including, among others, management's belief that its operating performance will continue to improve during the remainder of the fiscal year) involve known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks include (but are not limited to) difficulties encountered with the company's plant consolidation and cost reduction programs; manufacturing inefficiencies; increased competition; reduced revenues; U.S. and foreign economic factors; interest rate fluctuation risk; and foreign currency exchange risk, among others.

                             #      #      #      #

               DIXON TICONDEROGA COMPANY - - - EARNINGS HIGHLIGHTS
               ---------------------------------------------------

                                 Three Months Ended             Six Months Ended
                                      March 31,                     March 31,
                                 2004          2003            2004           2003
                              ------------  ------------    ------------   ------------

Revenues                      $ 18,950,950  $ 18,892,890    $ 34,429,570   $ 34,762,680
                              ============  ============    ============   ============

Operating Income (Loss)       $  1,160,920  $    863,105    $    865,488   $   (151,809)

Other Income, Net                      --            --              --         440,820

Interest Expense                  (832,917)     (857,847)     (1,607,005)    (1,662,074)

Income Tax (Expense) Benefit      (285,479)      155,983        (104,740)       592,536

Minority Interest                  (16,091)      (16,119)         (6,931)        (6,881)
                              ------------  ------------    ------------   ------------

Income (Loss) From Continuing
  Operations                        26,433       145,122        (853,188)      (787,408)

Income (Loss) From Discontinued
  Operations                           --       (251,438)            --        (251,438)
                              ------------  ------------    ------------   ------------
 Net Income (Loss)            $     26,433  $   (106,316)   $   (853,188)  $ (1,038,846)
                              ============  ============    ============   ============

Earnings (Loss) Per Share
  (Basic and Diluted):
  Continuing Operations       $       0.01  $       0.05    $      (0.27)  $      (0.25)
  Discontinued Operations              --          (0.08)            --           (0.08)
                              ------------  ------------    ------------   ------------
 Net Income (Loss)            $       0.01  $      (0.03)   $      (0.27)  $      (0.33)
                              ============  ============    ============   ============
Weighted Average Shares
 - Basic                         3,202,149     3,192,832       3,202,149      3,192,832
                              ============  ============    ============   ============
Weighted Average Shares
 - Diluted                        3,227,176     3,192,832       3,202,149     3,192,832
                              ============  ============    ============   ============

           Reconciliation of Income (Loss) From Continuing Operations
           To Pro Forma Net Income (Loss) From Continuing Operations

                                 Three Months Ended             Six Months Ended
                                      March 31,                     March 31,
                                 2004          2003            2004           2003
                              ------------  ------------    ------------   ------------

Income (Loss) From Continuing
 Operations                   $     26,433  $    145,122    $   (853,188)  $   (787,408)

Debt Refinancing Costs,
 Net of Income Taxes                   --            --              --         424,770

Restructuring and Related
 Costs, Net of Income Taxes            --        155,814             --         206,508

Other Income, Net of
 Income Taxes (1)                      --            --              --        (299,758)

Investment Banking and Related
 Costs, Net of Income Taxes        224,605           --          224,605            --

Valuation Allowances for U.S.
 Deferred Tax Assets (2)           291,106           --          434,650            --
                              ------------  ------------    ------------   ------------
ProForma Net Income (Loss)
 from Continuing Operations   $    542,144  $    300,936    $   (193,933)  $   (455,888)
                              ============  ============    ============   ============
Pro Forma Net Income (Loss)
 Per Share from Continuing
 Operations                   $       0.17  $       0.09    $      (0.06)  $      (0.14)
                              ============  ============    ============   ============

(1)  Other income in the 2003 period represents certain import duty rebates.

(2) Beginning in the fourth fiscal quarter of 2003, the Company has provided full valuation allowances for any tax benefits generated in the U.S. given the recent history of U.S. losses. In the comparable quarter, tax benefits were recognized for such U.S. losses.